UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 13, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona  85251

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (623) 300-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 2.02.   Results of Operations and Financial Condition.

On October 18, 2017, we issued a press release announcing our results of operations for the quarter ended September 30, 2017.  The press release, attached as Exhibit 99.1 and incorporated herein by reference, is being furnished to the SEC.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Don Adam, our Chief Financial Officer, notified the Company on October 13, 2017 of his decision to retire.  As indicated in the press release, his retirement is expected to be effective by the end of the year, and a search is underway for his successor.

Item 7.01.   Regulation FD Disclosure.

On October 18, 2017, we held an earnings conference call. The presentation slides used in connection with the conference call are being furnished to the SEC, are attached as Exhibit 99.2 to this report and are hereby incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit 99.1     Press release

Exhibit 99.2     Presentation slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: October 18, 2017	By: /s/ Scott R. Peterson
Scott R. Peterson
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release
99.2	Presentation slides